As filed with the Securities and Exchange Commission on  February 27, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABIOMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22 Cherry Hill Drive, Danvers, MA	01923
(Address of Principal Executive Offices)	(Zip Code)

ABIOMED, INC.
2000 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Michael R. Minogue

Chief Executive Officer and President

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, MA  01923

(Name and Address of Agent For Service)

(978) 777-5410

(Telephone Number, Including Area Code, of Agent For Service)

WITH A COPY TO:

Peter M. Rosenblum, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
common stock, $0.01 par value (1)	2,000,000	$10.63	(2)	$21,260,000	$2,275

(1)                Each share includes one right to purchase shares of our series A junior participating preferred stock pursuant to our rights agreement dated August 13, 1997.

(2)                Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on February 22, 2006.

This registration statement covers 2,000,000 shares of common stock issuable pursuant to our 2000 Stock Incentive Plan. These shares are in addition to the 2,900,000 shares of common stock registered pursuant to the registration statements on Form S-8, File Nos. 333-103245 and 333-114066, which we filed with the Securities and Exchange Commission on February 14, 2003, and March 31, 2004, respectively.

The contents of our registration statements on Form S-8, File Nos. 333-103245 and 333-114066, are incorporated herein by reference.

Item 8.    Exhibits

Exhibit No.	Description
5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

Item 9.                    Undertakings

The undersigned registrant hereby undertakes to:

(a) (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danvers, Massachusetts, on February 27, 2006.

ABIOMED, INC.

By:	/s/ Michael R. Minogue
Michael R. Minogue
Chief Executive Officer and
President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Michael R. Minogue and Daniel J. Sutherby, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Minogue	Chief Executive Officer, President and	February 27, 2006
Michael R. Minogue	Chairman of the Board (Principal Executive Officer)

/s/ Daniel J. Sutherby	Chief Financial Officer	February 27, 2006
Daniel J. Sutherby	(Principal Financial Officer)

/s/ Charles B. Haaser	Corporate Controller	February 27, 2006
Charles B. Haaser	(Principal Accounting Officer)

/s/ W. Gerald Austen	Director	February 27, 2006
W. Gerald Austen

/s/ Ronald W. Dollens	Director	February 27, 2006
Ronald W. Dollens

/s/ David Gottlieb	Director	February 27, 2006
David Gottlieb

/s/ Louis E. Lataif	Director	February 27, 2006
Louis E. Lataif

/s/ John F. O’Brien	Director	February 27, 2006
John F. O’Brien

/s/ Desmond H. O’Connell, Jr.	Director	February 27, 2006
Desmond H. O’Connell, Jr.

/s/ Dorothy E. Puhy	Director	February 27, 2006
Dorothy E. Puhy

/s/ Henri A. Termeer	Director	February 27, 2006
Henri A. Termeer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).